Exhibit - 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement Number 33-2876 on Form S-8 dated November 27, 1987, in Registration Statement Number 33-18690 on Form S-8 dated December 21, 1987, in
Registration  Statement  Number  33-28080 on Form S-8 dated April 11,  1989,  in
Registration  Statement  Number  33-28084 on Form S-8 dated April 11,  1989,  in
Registration  Statement  Number 33-38176 on Form S-8 dated December 20, 1990, in
Registration  Statement  Number  33-28075 on Form S-3 dated April 11,  1989,  in
Registration Statement Number 33-61290 on Form S-8 dated April, 19, 1993, in Registration Statement Number 333-00133 on Form S-8 dated January 10, 1996, and in Registration Statement Number 333-89729 on Form S-8 dated October 26, 1999, of our report dated October 15, 2001, except for the note entitled "Long-Term Debt and Credit Arrangements" as to which the date is November 12, 2001, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) of Amcast Industrial Corporation and subsidiaries.

/s/Ernst and Young, LLP
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Ernst and Young, LLP

November 12, 2001
Dayton, Ohio